Exhibit 99.1

For: J.Crew Group, Inc.

Investor Relations Contact:	James S. Scully Chief Administrative Officer and Chief Financial Officer 212-209-8040

Media Contact:	Margot Fooshee Senior Vice President Marketing & Public Relations 212-209-2717

For Immediate Release

TRACY GARDNER, J.CREW PRESIDENT OF RETAIL AND DIRECT, RESIGNS;

JENNA LYONS PROMOTED TO PRESIDENT & EXECUTIVE CREATIVE

DIRECTOR, J.CREW GROUP, INC.

New York, NY (July 13, 2010) – J.Crew Group, Inc. (NYSE: JCG) today announced that Tracy Gardner, President of the Retail and Direct channels, has said she will resign from the Company effective September 13, 2010.

Jenna Lyons, 42, currently Executive Creative Director, will be promoted to President and Executive Creative Director, J.Crew Group, Inc. the Company announced.

Millard Drexler, Chairman and CEO of J.Crew, stated, “I am sorry about Tracy’s decision to leave J.Crew but I respect and understand her wish to spend more time with her children. Tracy and I have worked together for almost 20 years and I will miss her as a great merchant, leader and business partner.” Drexler continued, “The team at J.Crew has considerable depth, and I am pleased to announce Jenna’s promotion along with additional important organizational changes. I am also confident in our ability to achieve a seamless transition.”

“I am so appreciative of the confidence Mickey and the Board of Directors have in me and am excited to continue to grow J.Crew Group in a creative and innovative way,” said Ms. Lyons.

“At this point in my life, it is important for me to spend more time with my family. I am so proud of all that J.Crew and the team continues to accomplish and I am grateful that this success has allowed me the opportunity to make this difficult choice,” said Ms. Gardner.

In connection with Ms. Gardner’s departure, members of J.Crew’s leadership team will assume her responsibilities. Libby Wadle will now become Executive Vice President of Retail and Factory and continue to report directly to Mr. Drexler. Trish Donnelly, Executive Vice President of the Direct Channel and Laura Willensky, Senior Vice President of the Madewell Retail Channel will now both report into Mr. Drexler as well. The merchandise production responsibilities will now fall under the Chief Administrative Officer/CFO, James Scully.

About J. Crew Group, Inc.

J. Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s, men’s and children’s apparel, shoes and accessories. As of July 13, 2010, the Company operates 245 retail stores (including 219 J.Crew retail stores, 9 crewcuts and 17 Madewell stores), the J. Crew catalog business, jcrew.com, madewell.com, and 81 factory outlet stores. Additionally, certain product, press release and SEC filing information concerning the Company is available at the Company’s website www.jcrew.com.

Forward-Looking Statements:

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.